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                            Consent of Ernst & Young
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We consent to the  reference to our firm under the caption  "EXPERTS" and to the use of our report dated April 18, 1997, in the Registration Statement (Form SB-2 No. 333-27119) of OVM International Holding Corporation for the registration of 50,000 shares of its common stock and 4,000,000 shares of common stock issuable upon the exercise of common stock purchase warrants issued by the Company.






Ernst & Young
Hong Kong

November 5, 1997